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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

The Connecticut Light and Power Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Special Meeting of Holders of Common Stock and Preferred Stock

Dear Stockholder:

        It is my pleasure to invite you to attend a Special Meeting of Holders of Common Stock and Preferred Stock of The Connecticut Light and Power Company on Thursday, December 12, 2013, at 10:30 a.m., at the Company's offices in Berlin, Connecticut.

        The purpose of this Special Meeting is to vote on two proposals. The first proposal seeks to continue the waiver of the unsecured debt limitation that was authorized by the Preferred Stockholders in 2003, for an additional 10-year period through March 2024. The second proposal is a proposed amendment to the Company's Certificate of Incorporation that would eliminate the limitations on the issuance of unsecured debt with a maturity of less than 10 years. More detailed information concerning the proposals is provided in the accompanying Notice of Special Meeting and Proxy Statement.

        CL&P's financial performance has improved significantly since Preferred Stockholders approved a 10-year waiver in 2003. In 2003, CL&P's net income totaled $68.9 million. In 2012, CL&P's net income totaled $209.7 million, more than triple the amount in 2003. We believe the flexibility gained by approving the existing waiver was a factor in our net income performance, and that this improvement in financial performance has made your Preferred Stock a more attractive investment.

        We also believe that the improvement in financial performance was the direct result of CL&P's high level of investment in its electric transmission and distribution system. That investment has improved the reliability and security of Connecticut's electric grid and increased our earnings. To continue to improve our infrastructure, we expect to invest several hundred million dollars annually in the coming years. We anticipate financing that investment through a combination of retained earnings and debt issuances. To keep the interest cost of that debt as low as possible, maintaining flexibility as to when to issue long-term debt is desirable. At times, maintaining higher unsecured debt balances when the market for new long-term secured debt is unfavorable benefits the Company and its investors. Keeping interest costs low helps us grow our net income, thereby making your Preferred Stock more attractive.

        Whether or not you plan to attend the special meeting, it is important that you complete, date, sign and return your proxy in the enclosed envelope as soon as possible. You may also vote your shares over the Internet or by calling a toll-free number. This will ensure that your shares will be represented at the meeting in accordance with your wishes.

        On behalf of the Board of Directors, thank you for your continued support of The Connecticut Light and Power Company.

Very truly yours,
James J. Judge Executive Vice President and Chief Financial Officer
October 25, 2013

NOTICE OF SPECIAL MEETING OF
HOLDERS OF COMMON STOCK AND PREFERRED STOCK
TO BE HELD ON DECEMBER 12, 2013

To the Holders of Common Stock and Preferred Stock
of The Connecticut Light and Power Company:

        A special meeting of holders of Common Stock and Preferred Stock of The Connecticut Light and Power Company (the "Company") will be held at the offices of the Company, 107 Selden Street, Berlin, Connecticut 06037, on Thursday, December 12, 2013, at 10:30 a.m. for the following purposes:

  (1)
  To authorize the Company to continue, for a 10-year period expiring March 31, 2024, to issue or assume unsecured indebtedness of any maturity in an amount up to 20% of aggregate capitalization, notwithstanding the 10% limitation on unsecured debt with maturities of less than 10 years set forth in the Company's Amended and Restated Certificate of Incorporation (the "Charter"), provided that such indebtedness shall be issued or assumed on or before March 31, 2024 ("Proposal 1");

  (2)
  Subject to receipt of all regulatory authorizations, to approve an amendment to the Charter to eliminate the provisions of the Charter that prohibit the Company from issuing or assuming unsecured indebtedness with a maturity of less than 10 years in excess of a 10% of capitalization limitation on the issuance of such indebtedness, as set forth in Section 4, paragraph 1(b) (including the sentence following paragraph 1(b)) of Section VI under Part Two of Article IV of the Charter ("Proposal 2"). A copy of the section of the Charter proposed to be amended is attached as Exhibit A to this proxy statement and the text of the Resolution to be approved is attached as Exhibit B to this proxy statement; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Holders of Common Stock and Preferred Stock of record at the close of business on October 21, 2013, are entitled to notice of and to vote at the meeting or any adjournment thereof.

        You are cordially invited to be present at the meeting and vote. If you are unable to attend the meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy form in the enclosed envelope. You may also vote your shares over the Internet or by calling a toll-free number.

By Order of the Board of Directors,

Richard J. Morrison Secretary
107 Selden Street Berlin, Connecticut
Mailing Address: Post Office Box 270 Hartford, Connecticut 06141-0270
October 25, 2013

IMPORTANT

        Holders of Preferred Stock can help avoid the necessity and expense of follow-up letters to ensure that a quorum is present at the special meeting by promptly completing, signing, dating and returning your proxy form in the enclosed envelope. The enclosed envelope requires no postage if mailed in the United States.

PROXY STATEMENT

 INTRODUCTION

        The accompanying proxy is solicited on by the Board of Directors of The Connecticut Light and Power Company (the "Company") for use at a special meeting of the holders of the Company's outstanding Common Stock and Preferred Stock to be held on December 12, 2013, and at any and all adjournments thereof.

        Please read this Proxy Statement and promptly vote and submit your proxy by completing, signing, dating and returning your proxy form in the enclosed envelope, over the Internet or by telephone. The proxy may be revoked at any time before it is voted by a writing filed with the Secretary of the Company or by a duly executed proxy bearing a later date. Properly executed proxies not revoked will be voted according to their terms.

        Only holders of the Company's Common Stock and Preferred Stock of record at the close of business on October 21, 2013 (the "Record Date"), or persons obtaining a proxy from the holders of record on the Record Date are entitled to notice of and to vote by proxy or in person at the special meeting.

        This Proxy Statement is first being mailed to holders of Common Stock and Preferred Stock on or about October 25, 2013.

        The principal office of the Company is located at 107 Selden Street, Berlin, Connecticut (mailing address: Post Office Box 270, Hartford, Connecticut 06141-0270).

 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Q:
WHAT AM I VOTING ON?

A:
You are being asked by the Board of Directors of The Connecticut Light and Power Company to vote on two proposals.

  The first proposal (Proposal 1) authorizes the Company to continue, for a 10-year period expiring March 31, 2024, to issue or assume unsecured indebtedness of any maturity in an amount up to 20% of aggregate capitalization, notwithstanding the 10% limitation on unsecured debt with maturities of less than 10 years set forth in the Company's Amended and Restated Certificate of Incorporation (the "Charter"), provided that such indebtedness shall be issued or assumed on or before March 31, 2024. Stockholders previously authorized the Company to issue or assume unsecured indebtedness of any maturity in an amount up to 20% of total capitalization in 2004, which authority expires on March 31, 2014.

  You are also being asked to vote on a proposal (Proposal 2) to approve (subject to receipt of all regulatory authorizations) an amendment to the Company's Charter that eliminates in its entirety the provisions of the Charter that prohibit the Company from issuing or assuming unsecured indebtedness with a maturity of less than 10 years in excess of a 10% of capitalization limitation on the issuance of such indebtedness, as set forth in Section 4, paragraph 1(b) (including the sentence following paragraph 1(b)) of Section VI under Part Two of Article IV of the Charter. The provision of the Charter proposed to be amended is set forth as Exhibit A to this proxy statement and the text of the Resolution to be approved is attached as Exhibit B to this proxy statement.

  A vote in favor of Proposal 2 will be deemed to be a vote in favor of Proposal 1 unless the stockholder expressly votes "Against" or "Abstains" from Proposal 1.

Q:
WILL ANY OTHER MATTERS BE VOTED ON?

A:
We do not expect any other matters to be considered at the special meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be legally and properly brought before the special meeting, and it is the intention of the proxy holders to vote on such matters in accordance with their judgment of what is in the best interest of the Company. We are not aware of any other matters to be presented at the special meeting.

Q:
WHO IS ENTITLED TO VOTE?

A:
You are entitled to vote at the special meeting if you held shares of Common Stock or Preferred Stock on the record date, October 21, 2013. As of the record date, 6,035,205 shares of Common Stock and 2,324,000 shares of Preferred Stock were outstanding.

  The Preferred Stock consists of cumulative preferred stock, $50 par value per share, issued in 13 series. All series of Preferred Stock will vote together as a single class at the special meeting.

  Only holders of the Preferred Stock are entitled to vote on Proposal 1. Holders of Preferred Stock are entitled to one vote per share on Proposal 1.

  Holders of Common Stock and Preferred Stock are entitled to vote on Proposal 2, and vote as separate classes. Holders of Common Stock and Preferred Stock are entitled to one vote per share on Proposal 2.

  All of the outstanding shares of Common Stock of the Company are held by Northeast Utilities. No person is known by the Company to be the beneficial owner of more than 5% of the Preferred Stock of the Company.

Q:
HOW DO I VOTE?

A:
You can vote in any one of the following ways:

•
You can vote using the Internet.  Follow the instructions on the proxy card. The Internet procedures are designed to authenticate a shareholder's identity to allow shareholders to vote their shares of Preferred Stock and confirm that their instructions have been properly recorded.

    Internet voting facilities for holders of record are available 24 hours a day and will close at 11:59 p.m. (EST) on December 11, 2013. You may access this proxy statement and related materials by going to www.envisionreports.com/CTLandP.

  •
  You can vote by telephone.  The proxy card includes a toll-free number you can call to vote your shares of Preferred Stock. Voting by telephone is available 24 hours a day and will close at 11:59 p.m. (EST) December 11, 2013.

  •
  You can vote by mail.  Complete, sign and date the proxy card and return it in the pre-addressed, postage-prepaid envelope accompanying the proxy card. Proxy cards submitted by mail must be received by the time of the special meeting in order for your shares to be voted.

  •
  You can vote in person at the special meeting.  Deliver your completed proxy card in person at the special meeting or complete a ballot available upon request at the special meeting.

  •
  If your shares of Preferred Stock are held by a broker, bank or other nominee (i.e., in street name), you should receive instructions from that person or entity that you must follow in order to vote your shares of Preferred Stock. You may vote by mail by requesting a voting instruction card in accordance with the instructions received from your broker or other agent. Complete, sign and date the voting instruction card provided by the broker or other agent and return it in the pre-addressed, postage-prepaid envelope provided to you.

  Shares of the Company's outstanding Preferred Stock represented by properly executed proxies received at or prior to the special meeting will be voted in accordance with the instructions thereon. If no instructions are indicated, duly executed proxies will be voted in accordance with the recommendation of the Board.

  Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.

Q:
HOW CAN I CHANGE MY VOTE?

A:
Your presence at the special meeting will not automatically revoke your proxy. You may, however, revoke a proxy and change your vote at any time before the polls close at the special meeting by:

•
Delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Richard J. Morrison, Secretary, The Connecticut Light and Power Company, Post Office Box 270, Hartford, Connecticut 06141-0270;

•
Re-voting on the Internet or by telephone until 11:59 p.m. (EST) on December 11, 2013; or

•
Attending the special meeting and voting in person.

Q:
HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:
To have a quorum to hold the meeting requires the presence in person or by proxy at the meeting of the holders of (i) a majority of all shares of Common Stock issued and outstanding and entitled to vote at the special meeting and (ii) a majority of all shares of Preferred Stock issued and outstanding and entitled to vote at the special meeting.

Q:
HOW MANY VOTES ARE NEEDED TO EXTEND BY 10 YEARS THE EXISTING WAIVER OF THE 10% UNSECURED DEBT RESTRICTION IN THE COMPANY'S CHARTER (PROPOSAL 1)?

A:
Proposal 1 requires the affirmative vote of the holders of a majority of the total number of outstanding shares of Preferred Stock voting as a single class, provided that holders of one-third (1/3) of the aggregate voting rights represented by shares of Preferred Stock then outstanding do not dissent in writing or vote against such action. Because the vote required to approve Proposal 1 is based on the total number of outstanding shares of Preferred Stock voting as a single class, abstentions and broker non-votes will have the same effect as votes against Proposal 1.

Q:
HOW MANY VOTES ARE NEEDED TO APPROVE THE AMENDMENT TO THE COMPANY'S CHARTER TO ELIMINATE THE 10% UNSECURED DEBT RESTRICTION (PROPOSAL 2)?

A:
Under the applicable provisions of the Company's Charter, the adoption of Proposal 2 requires the affirmative vote of the holders of two-thirds of the total number of outstanding shares of Common Stock and Preferred Stock, each voting as a single class. Because the vote required to approve Proposal 2 is based on the total number of outstanding shares of Common Stock and Preferred Stock, each voting as a single class, abstentions and broker non-votes will have the same effect as votes against Proposal 2. NORTHEAST UTILITIES, THE OWNER OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY, HAS ADVISED THE COMPANY THAT IT INTENDS TO VOTE ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN FAVOR OF PROPOSAL 2.

  Each vote in favor of Proposal 2 will be deemed to be a vote in favor of Proposal 1 unless the holder expressly votes "Against" or "Abstains" as to Proposal 1.

Q:
HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:
The Board recommends that you vote as follows:

•
FOR Proposal 1, to extend by 10 years (until March 31, 2024) the existing waiver of the limitation on unsecured debt with maturities of less than 10 years; and

•
FOR Proposal 2, to amend the Company's Charter to eliminate the provision containing the 10% Unsecured Debt Restriction.

Q:
HOW ARE VOTES COUNTED?

A:
In determining whether we have a quorum, we count all properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes, as present and entitled to vote. Because Proposal 1, to extend the existing waiver of the Unsecured Debt Restriction, requires the affirmative vote of a majority of the Preferred Stock voting as a single class, and Proposal 2, the amendment of the Company's Charter, requires the affirmative vote of the holders of two-thirds of the total number of outstanding shares of Common Stock and Preferred Stock, each voting as a single class, abstentions and broker non-votes will have the same effect as votes against Proposals 1 and 2.

Q:
WHAT ARE BROKER NON-VOTES?

A:
Broker non-votes occur when brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders. If a broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." Absent voting instructions, a broker is not permitted to vote on Proposal 1, to extend the existing waiver of the

  Unsecured Debt Restriction, or Proposal 2, the amendment of the Company's Charter. Accordingly, there may be broker non-votes on Proposals 1 and 2.

Q:
WHO WILL COUNT THE VOTES?

A:
Representatives of Computershare Trust Company N.A., our Registrar and Transfer Agent, will count the votes.

Q:
WHO PAYS THE COST OF SOLICITING THE PROXIES REQUESTED?

A:
We will bear the cost of soliciting proxies on behalf of the Board of Directors. In addition to the use of the mails, proxies may be solicited by telephone or electronic mail, by officers or employees of the Company or its affiliates, Northeast Utilities Service Company and NSTAR Electric & Gas Corporation, neither of whom will be specially compensated for such activities, and by employees of Computershare Trust Company N.A., Registrar and Transfer Agent. We have also retained AST Phoenix Advisors, a professional proxy soliciting firm, to assist in the solicitation of proxies for a fee of $5,000, plus reimbursement of certain out-of-pocket expenses. We also will request persons, firms and other companies holding shares of Preferred Stock in their names or in the name of their nominees, which are beneficially owned by others as of October 21, 2013, to send proxy materials to and obtain proxies from the beneficial owners, and we will reimburse those holders for any reasonable expenses that they incur.

SECURITIES OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As noted above, Northeast Utilities owns all the outstanding Common Stock of the Company.

        Pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, a beneficial owner of a security is any person who directly or indirectly has or shares voting or investment power over such security. No person or group is known by management of the Company to be the beneficial owner of more than 5% of the shares of the Company's Preferred Stock as of October 15, 2013.

BUSINESS TO COME BEFORE THE SPECIAL MEETING

        The following Proposals are the only items of business expected to be presented at the special meeting:

        Proposal 1.    To authorize the Company to continue for a 10-year period, expiring March 31, 2024, to issue or assume unsecured indebtedness of any maturity in an amount up to 20% of total capitalization, notwithstanding the 10% limitation on unsecured debt with maturities of less than 10 years set forth in the Company's Charter.

        Proposal 2.    Subject to receipt of all regulatory authorizations, approve the proposed amendment to the Company's Charter to eliminate, in its entirety, Section 4, paragraph 1(b) (including the sentence following paragraph 1(b)) of Section VI under Part Two of Article IV of the Charter, which limits the Company's ability to issue unsecured indebtedness with a maturity of less than 10 years to no more than 10% of the Company's capitalization (the "10% Unsecured Debt Restriction"). The provision of the Charter proposed to be amended is attached as Exhibit A to this Proxy Statement and the text of the Resolution to be approved is attached as Exhibit B to this Proxy Statement.

        A vote in favor of Proposal 2 will be deemed to be a vote in favor of Proposal 1 unless the holder expressly votes "Against" or "Abstains" as to Proposal 1.

 EXPLANATION OF THE PROPOSALS

        Section 4, paragraph 1(a) of Section VI under Part Two of Article IV of the Company's Charter provides that, without the required vote of the holders of the Preferred Stock then outstanding, all unsecured indebtedness issued by the Company of any maturity shall not exceed 20% of the sum of the principal amount of all secured indebtedness and the capital stock, premium and surplus of the Company. The Company is not seeking to make any changes to paragraph 1(a).

        Section 4, paragraph 1(b) of Section VI under Part Two of Article IV of the Company's Charter provides that, without the required vote of the holders of the Preferred Stock then outstanding, the amount of unsecured indebtedness of the Company having maturities of less than 10 years that the Company may issue shall not exceed 10% of the sum of the principal amount of all secured indebtedness and the capital stock, premium and surplus of the Company.

        Based on the capitalization of the Company as of June 30, 2013, the estimated 10% unsecured borrowing limitation under in paragraph 1(b) above would be $535.7 million and the estimated 20% limitation under paragraph 1(a) above would be $1,071.4 million. At June 30, 2013, the Company's unsecured indebtedness consisted of $189.3 million of short-term borrowings from Northeast Utilities.

        Since 1971 and periodically thereafter, holders of Preferred Stock have authorized the Company to incur unsecured indebtedness having maturities of less than 10 years in excess of 10% of its capital stock, premium, surplus and secured indebtedness, provided that all unsecured indebtedness issued by the Company did not exceed 20% of such sum. The date of the most recent approval was November 26, 2003, and it authorized the Company to issue such indebtedness on or before March 31, 2014, with maturities as to such indebtedness of not later than March 31, 2019. Earlier proposals submitted to holders of Preferred Stock sought authority to ease the limitations on unsecured indebtedness for five-year periods. The proposals approved in 1993 and 2003 sought such approval for 10-year periods.

        Proposal 1 seeks a 10-year extension of the existing waiver of the limitation on unsecured debt with maturities of less than 10 years to not more than 10% of its capitalization (under paragraph 1(b) described above), provided that all unsecured indebtedness issued by the Company does not exceed 20% of such sum.

        Proposal 2 seeks approval to amend the Charter of the Company to permanently eliminate the limitation on unsecured debt with maturities of less than 10 years to not more than 10% of its capitalization (under paragraph 1(b) described above) by deleting Section 4, paragraph 1(b) of Section VI under Part Two of Article IV, which imposes such limitation, and deleting the sentence following paragraph 1(b), which sentence defines terms used in paragraph 1(b).

        Neither Proposal 1 nor Proposal 2 would make any change to the limitation on unsecured indebtedness issued by the Company to not more than 20% of capitalization under paragraph 1(a) described above.

        If the required affirmative vote of the holders of Common Stock and Preferred Stock is obtained on Proposal 2, the Company intends to request from the Connecticut Public Utilities Regulatory Authority ("PURA") a disclaimer of jurisdiction over the amendment of the Charter, or in the alternative, if required, the approval of the PURA. Proposal 2 will not become effective until any and all required regulatory approvals have been received.

REASONS FOR THE PROPOSALS

        The extension of the existing 10-year waiver for an additional 10 years will increase the Company's flexibility in planning and financing its business activities. However, this extension would force the Company to incur the costs of holding a special meeting of shareholders in 10 years to extend the period beyond its expiration. Accordingly, management believes that the permanent elimination of the restriction will increase the Company's flexibility in planning and financing its business activities as well as achieve cost savings for the Company by avoiding the costs of soliciting votes of the holders of Preferred Stock and convening a meeting of such shareholders after any limited extension period.

        Since the original authorization in 1971, the Company has periodically incurred unsecured debt with maturities of less than 10 years in excess of 10% of its capitalization, including on several occasions during the existing 10-year waiver. The ability to incur such indebtedness has permitted the Company to effect a more orderly and cost-effective financing of its capital requirements, which include a continued high level of investment in its electric transmission and distribution system. To continue to improve its infrastructure, the Company expects to invest several hundred million dollars annually in the coming years. The Company anticipates financing that investment through a combination of retained earnings and debt issuances. To keep the interest cost of that debt as low as possible, maintaining flexibility as to when to issue long-term debt is desirable. Maintaining higher unsecured debt balances during periods when the market for new long-term secured debt is unfavorable benefits the Company and its investors. The Company wishes to maintain this flexibility because it foresees for an indefinite period a continuation of the same factors and conditions which led it to seek these waivers in the first place.

        Management believes that the prudent use of short-term and medium-term unsecured debt may provide cost savings and increased efficiency in the management of its business. Due to future uncertainties from the changing regulatory environment, cost containment initiatives, fluctuations in the financial market and the Company's role in Northeast Utilities' New England East-West Solution family of projects, management wishes to retain its current flexibility.

        The Company also wishes to maintain and increase the flexibility in long-term financial planning that the past authorizations have provided. Although the Company's earnings are currently sufficient to meet the earnings coverage tests that must be satisfied before the Company can issue additional first mortgage bonds and Preferred Stock, there have been periods in the past four decades when, because of inadequate rate relief and high interest rates, the Company was unable to issue first mortgage bonds or Preferred Stock. To protect the Company's ability to meet its financial obligations, the Company must be able to temporarily finance its capital requirements by means of shorter term borrowings until earnings improve to the point that the coverage ratios meet the requirements of the mortgage indenture and the Preferred Stock provisions.

        Proposal 1, if adopted, will extend the current waiver of the 10% limitation on unsecured debt with maturities of less than 10 years for an additional 10-year period expiring March 31, 2024. Thus, under Proposal 1, it is proposed that holders of the Preferred Stock vote to authorize the Company to issue or assume such unsecured indebtedness with maturities of less than 10 years in excess of the 10% limitation, provided that: (i) such indebtedness shall be issued or assumed on or before March 31, 2024; and (ii) the 20% limitation on all unsecured indebtedness of the Company of any maturity contained in the Charter shall remain in effect.

        The adoption of Proposal 2 will permanently eliminate the 10% limitation on unsecured debt with maturities of less than 10 years by deleting those provisions of the Charter. The text of the portion of the Company's Charter proposed to be amended is attached as Exhibit A to this Proxy Statement.

        The provisions of the Company's Charter which limit the amount of unsecured indebtedness that the Company may incur were originally adopted in response to the Securities and Exchange Commission's "Statement of Policy Regarding Preferred Stock Subject to the Public Utility Holding Company Act of 1935." In considering these proposals, holders of Preferred Stock might wish to consider the Commission's stated reason for requiring such a limitation, which is to protect the payment of preferred dividends by avoiding excessive levels of unsecured debt with heavy interest payments and early maturities. Management of the Company believes that these proposals will not result in excessive levels of unsecured debt and that the greater financial flexibility for the Company that would result from adoption of these proposals is beneficial to the interests of holders of Preferred Stock.

The Board of Directors Recommends that Holders of
Preferred Stock Vote FOR both Proposals.

        The Connecticut Light and Power Company's Annual Report on Form 10-K for the year ended December 31, 2012, its Forms 10-Q for the quarters ended March 31, 2013 and June 30, 2013, and its Forms 8-K dated January 22, 2013 and September 12, 2013, have been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and together with all other documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of such Act, are hereby incorporated in this Proxy Statement by reference. The Company will provide holders of Preferred Stock with copies of such documents, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to:

Jeffrey R. Kotkin
Vice President—Investor Relations
Northeast Utilities Service Company
P.O. Box 270
Hartford, Connecticut 06141-0270

        The Board of Directors knows of no matter other than the foregoing to come before the meeting. If any other matters properly come before the meeting, however, the persons designated as proxies in the enclosed proxy will vote in their discretion with respect to such other matters.

        Shareholders with questions about the special meeting should contact our proxy solicitation agent as follows:

AST Phoenix Advisors
6201 15th Avenue
Brooklyn, NY 11219

        Shareholders, Banks and Brokerage firms please call: (866) 342-8290 or email: info@phoenixadvisorsast.com.

 EXHIBIT A

        Proposal 2 proposes the deletion of paragraph 1(b) (including the sentence following paragraph 1(b)). The text to be deleted is denoted by square brackets and highlighted in [bold], below:

"SECTION VI
ACTION REQUIRING CERTAIN CONSENT OF
PREFERRED STOCKHOLDERS

        Section 4.    Except with the consent of the holders of a majority of the Preferred Stock at the time outstanding, given in writing or by vote at a meeting duly called and held for the purpose, the Company shall not:

          1.     Issue or assume any unsecured notes, unsecured debentures or other securities representing unsecured debt (other than for the purpose of refunding or renewing outstanding unsecured securities issued or assumed by the Company resulting in equal or longer maturities or redeeming or otherwise retiring all outstanding shares of the Preferred Stock) if immediately after such issue or assumption [(a)] the total outstanding principal amount of all unsecured notes, unsecured debentures or other securities representing unsecured debt of the Company will thereby exceed 20% of the aggregate of all outstanding secured debt of the Company and the capital stock, premiums thereon, and surplus of the Company, as stated on its books.[, or (b) the total outstanding principal amount of all unsecured notes, unsecured debentures or other securities representing unsecured debt of the Company of maturities of less than 10 years will thereby exceed 10% of the aggregate of all outstanding secured debt of the Company and the capital stock, premiums thereon, and surplus of the Company, as stated on its books. For the purposes of this subsection (1), the payment due upon the maturity of unsecured debt having an original single stated maturity of 10 years or more shall not be regarded as unsecured debt with a maturity of less than 10 years until within three years of the maturity thereof, and none of the payments due upon any unsecured serial debt having an original stated maturity for the final serial payment of 10 years or more shall be regarded as unsecured debt of a maturity of less than 10 years until within three years of the maturity of the final serial payment."]

A-1

 EXHIBIT B

  RESOLVED, that, subject to the receipt of all necessary regulatory approvals in forms satisfactory to the Company, including the approvals of the Connecticut Public Utilities Regulatory Authority, if required, the proposed amendment to the Amended and Restated Certificate of Incorporation of The Connecticut Light and Power Company deleting Section 4, paragraph 1(b) (including the sentence that follows paragraph 1(b)) of Section VI under Part Two of Article IV, is hereby approved.

B-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X The Connecticut Light and Power Company 01PVXE 0 2 D V + Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C The undersigned hereby acknowledged receipt of notice of said meeting and the related proxy statement. Please sign in the same form as name appears hereon. If the shares are registered in more than one name, each joint owner or fiduciary should sign. Fiduciaries and corporate officers should indicate their titles. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2. For Against Abstain 1. Consent to issuance or assumption of unsecured indebtedness of any maturity in an amount up to 20% of aggregate capitalization for a ten-year period. For Against Abstain 2. Approve amendment to the Certificate of Incorporation to delete Section 4, paragraph 1(b) (including the sentence following paragraph 1(b)) of Section VI under Part Two of Article IV, as it relates to issuance or assumption of unsecured indebtedness. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IMPORTANT SPECIAL MEETING INFORMATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 1 7 5 3 1 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on December 11, 2013. Vote by Internet • Go to www.envisionreports.com/CTLandP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Berlin, Connecticut Proxy for Special Meeting of Holders of Common Stock and Preferred Stock December 12, 2013 The undersigned appoints GREGORY B. BUTLER and RICHARD J. MORRISON, and either of them, proxies of the undersigned, with the power of substitution, to act for and to vote all shares of Preferred Stock of the undersigned at the Special Meeting of Holders of Common Stock and Preferred Stock of The Connecticut Light and Power Company to be held at the offices of the Company, 107 Selden Street, Berlin, Connecticut on December 12, 2013, and any adjournment thereof, upon the matters set forth in the notice of said meeting as indicated below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. When properly executed, this proxy will be voted as specified by the undersigned. Unless otherwise instructed, this proxy will be voted FOR Proposal 1. A vote FOR Proposal 2 will be deemed a vote FOR Proposal 1, unless you expressly vote “Against” or “Abstain” as to Proposal 1. (Continued, and to be signed and dated on the reverse side) Proxy — The Connecticut Light and Power Company IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

QuickLinks

IMPORTANT
INTRODUCTION
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BUSINESS TO COME BEFORE THE SPECIAL MEETING
EXPLANATION OF THE PROPOSALS
REASONS FOR THE PROPOSALS
  EXHIBIT A
"SECTION VI ACTION REQUIRING CERTAIN CONSENT OF PREFERRED STOCKHOLDERS
  EXHIBIT B